Exhibit 5.13

CONSENT OF J.R. GOODE

In connection with the short form prospectus dated April 21, 2011 (the “Prospectus”), which includes reference the undersigned in connection with the Thor Lake property,the undersigned hereby consents to reference to the undersigned’s name and information derived from the the Prospectus included or incorporated by reference in the Registration Statement on Form F-10 being filed by Avalon Rare Metals Inc. with the United States Securities and Exchange Commission.

/s/ J.R. Goode

Name: J.R. Goode, P. Eng
Title: Consulting Metallurgist

Date: April 21, 2011